Exhibit 99.1
News Release
For Immediate Release: March 7, 2019
H&R Block Announces Fiscal 2019 Third Quarter Results, Reiterates Financial Outlook for Fiscal Year
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its U.S. tax return volume through February 28, 2019 and financial results for the fiscal 2019 third quarter ended January 31, 2019. The company normally reports a fiscal third quarter loss due to the seasonality of its tax business.
Tax Season and Fiscal Third Quarter Highlights1

▪	Delay in tax returns filed industry wide impacted fiscal third quarter results; company reiterates its financial outlook for the full fiscal year.

▪
H&R Block total U.S. returns declined through February 28, as growth in DIY returns was offset by a decline in Assisted returns; the decline in Assisted returns was anticipated due to the discontinuation of the Free Federal 1040EZ promotion.

▪	Revenues for the fiscal third quarter ended January 31, 2019 decreased $20 million, or 4 percent, to $468 million primarily due to a delay in overall industry filings.

▪
Pretax loss from continuing operations increased 31 percent to $159 million; however, loss per share from continuing operations[2] improved from $1.16 to $0.58 due to the impact of corporate tax rate changes in the prior year.

Tax Season Results3
H&R Block total U.S. return volume decreased 1.2% through February 28, as an increase in DIY returns of 6.4% was offset by a 6.5% decrease in Assisted returns. On a comparable basis with the most recent IRS data for this tax season, the company grew market share in DIY due to product enhancements and improved conversion. In Assisted, when comparing to the most recent IRS data for this tax season, the business was down modestly in market share, which was expected due to the discontinuation of its Free Federal 1040EZ promotion.
"The significant improvements we've made across our business have resulted in increased client satisfaction scores related to our new upfront and transparent pricing, third party accolades for our DIY products, and growth in our virtual offerings so far this tax season," said Jeff Jones, H&R Block's president and chief executive officer. "H&R Block is leading the way in the tax industry with offerings that span the full spectrum of tax preparation, whether clients want little to no help, complete in-person assistance, or anything in between."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period.
3 Volume changes to prior year noted in this paragraph and in the table attached to this release are based on a date-to-date basis. Comparisons to IRS data are on a day-to-day basis as of February 22, 2019.

Fiscal 2019 Third Quarter Results From Continuing Operations
"The slow start to the tax season for the industry impacted the timing of our business, lowering financial results for our fiscal third quarter," said Tony Bowen, H&R Block's chief financial officer. "We remain on track with our strategic and operational plans and expect to achieve our financial outlook for the fiscal year."

(in millions, except EPS)	Q3 FY2019	Q3 FY2018
Revenue	$468	$488
Pretax Loss	$(159)	$(121)
Net Loss	$(120)	$(243)
Weighted-Avg. Shares - Diluted	205.5	209.1
EPS[2]	$(0.58)	$(1.16)
EBITDA[4]	$(92)	$(48)

Key Financial Metrics

▪
Total revenues decreased $20.0 million, or 4.1 percent, to $468.4 million primarily due to lower Assisted tax preparation revenues and royalties as a result of the delay in overall filings with the IRS.

▪	Total operating expenses increased $20.8 million, or 3.5 percent, to $606.5 million primarily due to technology spend related to long-term initiatives and marketing, bad debt, and supplies expense.

▪	Pretax loss increased $37.9 million, or 31.3 percent, to $158.7 million.

▪
Loss per share from continuing operations improved from $1.16 to $0.58, due to the impact of corporate tax rate changes in the prior year. These changes resulted in an income tax expense in the third quarter of fiscal 2018, as opposed to an income tax benefit, which is customary in fiscal quarters in which the company has a seasonal pretax loss.

Dividends
As previously announced, a quarterly cash dividend of $0.25 per share is payable on April 1, 2019 to shareholders of record as of March 18, 2019. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.
Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call
Discussion of the fiscal 2019 third quarter results, outlook, and a general business update will occur during the company’s previously announced fiscal third quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 8:30 a.m. Eastern time on March 7,

4 The company reports non-GAAP financial measures of performance, including earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, EBITDA margin from continuing operations, and free cash flow which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

2019. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (855) 702-5257 or International (213) 358-0868
Conference ID: 5364734
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com. The presentation will be posted on the Webcasts and Presentations page at http://investors.hrblock.com following the conclusion of the call.
A replay of the call will be available beginning at 11:30 a.m. Eastern time on March 7, 2019, and continuing until April 7, 2019, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 5364734. The webcast will be available for replay beginning on March 8, 2019 and continuing for 90 days at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax services provider. Tax return preparation services are provided by professional tax preparers in approximately 12,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products for the DIY consumer. H&R Block also offers adjacent Tax Plus products and services. In fiscal 2018, H&R Block had annual revenues of over $3.1 billion with over 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
	2019	2018	2019	2018

REVENUES:
Service revenues	$373,659	$388,771	$627,786	$641,389
Royalty, product and other revenues	94,725	99,655	134,652	125,693
	468,384	488,426	762,438	767,082
OPERATING EXPENSES:
Costs of revenues	421,026	416,601	893,401	884,335
Selling, general and administrative	185,458	169,098	404,517	381,193
Total operating expenses	606,484	585,699	1,297,918	1,265,528

Other income (expense), net	2,269	1,028	11,275	3,259
Interest expense on borrowings	(22,833)	(24,560)	(65,214)	(67,102)
Loss from continuing operations before income taxes (benefit)	(158,664)	(120,805)	(589,419)	(562,289)
Income taxes (benefit)	(38,885)	122,120	(149,906)	(43,234)
Net loss from continuing operations	(119,779)	(242,925)	(439,513)	(519,055)
Net loss from discontinued operations	(6,675)	(2,720)	(15,887)	(10,723)
NET LOSS	$(126,454)	$(245,645)	$(455,400)	$(529,778)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.58)	$(1.16)	$(2.13)	$(2.49)
Discontinued operations	(0.04)	(0.02)	(0.08)	(0.05)
Consolidated	$(0.62)	$(1.18)	$(2.21)	$(2.54)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	205,532	209,080	206,242	208,693

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	January 31, 2019	January 31, 2018	April 30, 2018

ASSETS
Cash and cash equivalents	$203,226	$187,366	$1,544,944
Cash and cash equivalents - restricted	101,903	83,033	118,734
Receivables, net	758,217	791,618	146,774
Income taxes receivable	36,486	72,775	12,310
Prepaid expenses and other current assets	134,820	149,349	68,951
Total current assets	1,234,652	1,284,141	1,891,713
Property and equipment, net	220,505	249,911	231,888
Intangible assets, net	356,952	390,993	373,981
Goodwill	520,005	504,789	507,871
Deferred tax assets and income taxes receivable	141,366	25,305	34,095
Other noncurrent assets	95,326	106,161	101,401
Total assets	$2,568,806	$2,561,300	$3,140,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$202,101	$163,653	$251,975
Accrued salaries, wages and payroll taxes	140,902	135,626	141,499
Accrued income taxes and reserves for uncertain tax positions	49,009	164,246	263,050
Current portion of long-term debt	—	1,015	1,026
Deferred revenue and other current liabilities	195,634	201,988	186,101
Total current liabilities	587,646	666,528	843,651
Long-term debt and line of credit borrowings	1,876,989	2,284,231	1,494,609
Deferred tax liabilities and reserves for uncertain tax positions	214,217	201,384	229,430
Deferred revenue and other noncurrent liabilities	103,545	107,226	179,548
Total liabilities	2,782,397	3,259,369	2,747,238
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,415	2,462	2,462
Additional paid-in capital	764,982	758,361	760,250
Accumulated other comprehensive loss	(17,642)	(9,374)	(14,303)
Retained earnings (deficit)	(254,277)	(729,578)	362,980
Less treasury shares, at cost	(709,069)	(719,940)	(717,678)
Total stockholders' equity (deficiency)	(213,591)	(698,069)	393,711
Total liabilities and stockholders' equity	$2,568,806	$2,561,300	$3,140,949

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Nine months ended January 31,	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(455,400)	$(529,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	126,013	136,878
Provision for bad debt	35,009	33,429
Deferred taxes	20,557	113,345
Stock-based compensation	18,009	17,065
Changes in assets and liabilities, net of acquisitions:
Receivables	(640,482)	(651,200)
Prepaid expenses and other current assets	(66,497)	(83,201)
Other noncurrent assets	9,662	8,310
Accounts payable and accrued expenses	(47,510)	(36,608)
Accrued salaries, wages and payroll taxes	(465)	(49,255)
Deferred revenue and other current liabilities	3,990	10,113
Deferred revenue and other noncurrent liabilities	(70,794)	(58,695)
Income tax receivables, accrued income taxes and income tax reserves	(277,240)	(255,650)
Other, net	(2,308)	(12,454)
Net cash used in operating activities	(1,347,456)	(1,357,701)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(79,982)	(77,865)
Payments made for business acquisitions, net of cash acquired	(42,428)	(39,397)
Franchise loans funded	(16,875)	(20,226)
Payments received on franchise loans	15,149	13,391
Other, net	4,877	1,524
Net cash used in investing activities	(119,259)	(122,573)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(230,000)	(40,000)
Proceeds from line of credit borrowings	615,000	830,000
Dividends paid	(154,866)	(150,258)
Repurchase of common stock, including shares surrendered	(102,152)	(7,746)
Proceeds from exercise of stock options	2,527	28,268
Other, net	(20,126)	(28,922)
Net cash provided by financing activities	110,383	631,342

Effects of exchange rate changes on cash	(2,217)	1,792

Net decrease in cash, cash equivalents and restricted cash	(1,358,549)	(847,140)
Cash, cash equivalents and restricted cash, beginning of period	1,663,678	1,117,539
Cash, cash equivalents and restricted cash, end of period	$305,129	$270,399

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$103,789	$102,755
Interest paid on borrowings	55,581	57,834
Accrued additions to property and equipment	2,241	1,078
Accrued purchase of common stock	12,301	—

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
	2019	2018	2019	2018
REVENUES:
U.S. assisted tax preparation	$256,813	$267,328	$329,569	$333,956
U.S. royalties	42,265	45,420	57,898	59,395
U.S. DIY tax preparation	31,885	31,322	37,660	38,811
International revenues	12,304	12,308	96,980	100,659
Revenues from Refund Transfers	47,482	50,770	49,466	54,721
Revenues from Emerald Card®	14,980	16,125	38,704	40,292
Revenues from Peace of Mind® Extended Service Plan	16,596	19,967	77,491	76,495
Revenues from Tax Identity Shield®	7,655	6,818	17,639	7,329
Interest and fee income on Emerald AdvanceTM	30,924	31,075	31,768	32,333
Other	7,480	7,293	25,263	23,091
	468,384	488,426	762,438	767,082
Compensation and benefits:
Field wages	153,764	156,027	262,792	261,866
Other wages	54,243	50,717	152,111	140,637
Benefits and other compensation	42,778	42,156	89,887	86,384
	250,785	248,900	504,790	488,887
Occupancy (1)	94,407	97,557	290,013	282,755
Marketing and advertising	72,876	64,209	88,356	82,875
Depreciation and amortization	44,088	48,488	126,013	136,878
Bad debt	33,861	29,191	33,191	33,429
Supplies	9,950	4,950	15,343	12,052
Other (1)	100,517	92,404	240,212	228,652
Total operating expenses	606,484	585,699	1,297,918	1,265,528

Other income (expense), net	2,269	1,028	11,275	3,259
Interest expense on borrowings	(22,833)	(24,560)	(65,214)	(67,102)
Pretax loss	(158,664)	(120,805)	(589,419)	(562,289)
Income taxes (benefit)	(38,885)	122,120	(149,906)	(43,234)
Net loss from continuing operations	(119,779)	(242,925)	(439,513)	(519,055)
Net loss from discontinued operations	(6,675)	(2,720)	(15,887)	(10,723)
NET LOSS	$(126,454)	$(245,645)	$(455,400)	$(529,778)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.58)	$(1.16)	$(2.13)	$(2.49)
Discontinued operations	(0.04)	(0.02)	(0.08)	(0.05)
Consolidated	$(0.62)	$(1.18)	$(2.21)	$(2.54)

Weighted average basic and diluted shares	205,532	209,080	206,242	208,693

EBITDA from continuing operations (2)	$(91,743)	$(47,757)	$(398,192)	$(358,309)

(1) We reclassified $10.2 million and $28.6 million of software and information technology (IT) maintenance expense from occupancy to other expenses for the three and nine months ended January 31, 2018, respectively, to conform to the current period presentation.

(2)	See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

U.S. TAX OPERATING DATA
	Fiscal Year-to-Date			Fiscal Year-to-Date
	January 31,			February 28,
	2019	2018	% Change	2019	2018	% Change

Tax Returns Prepared: (in 000s) (1) (2)
Company-Owned Operations	1,310	1,453	(9.8)%	4,101	4,429	(7.4)%
Franchise Operations	657	707	(7.1)%	1,938	2,028	(4.4)%
Total H&R Block Assisted	1,967	2,160	(8.9)%	6,039	6,457	(6.5)%

Desktop	128	151	(15.2)%	706	764	(7.6)%
Online	1,164	1,126	3.4%	3,480	3,170	9.8%
Total H&R Block DIY	1,292	1,277	1.2%	4,186	3,934	6.4%

IRS Free File	101	94	7.4%	340	306	11.1%
Total H&R Block Returns	3,360	3,531	(4.8)%	10,565	10,697	(1.2)%

Net Average Charge: (3)
Company-Owned Operations	$252.60	$236.38	6.9%	$231.64	$223.03	3.9%
Franchise Operations (4)	244.08	224.00	9.0%	218.78	205.21	6.6%
DIY	29.15	30.39	(4.1)%	27.29	27.71	(1.5)%

(1)
An assisted tax return is defined as a current or prior year individual tax return that has been accepted and paid for by the client.  Also included are business returns, which account for less than 1% of assisted tax returns. A DIY return is defined as a return that has been electronically filed and accepted by the IRS.  Also included are online returns paid and printed.

(2)	Amounts have been reclassified between company-owned and franchise for offices which were refranchised or repurchased by the company during the year.

(3)	Net average charge is calculated as tax preparation fees divided by tax returns prepared. For DIY, net average charge excludes IRS Free File.

(4)
Net average charge related to H&R Block Franchise Operations represents tax preparation fees collected by H&R Block franchisees divided by returns prepared in franchise offices. H&R Block will recognize a portion of franchise revenues as franchise royalties based on the terms of franchise agreements.

	Three months ended January 31,		Nine months ended January 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2019	2018	2019	2018

Net loss - as reported	$(126,454)	$(245,645)	$(455,400)	$(529,778)
Discontinued operations, net	6,675	2,720	15,887	10,723
Net loss from continuing operations - as reported	(119,779)	(242,925)	(439,513)	(519,055)
Add back:
Income taxes of continuing operations	(38,885)	122,120	(149,906)	(43,234)
Interest expense of continuing operations	22,833	24,560	65,214	67,102
Depreciation and amortization of continuing operations	44,088	48,488	126,013	136,878
	28,036	195,168	41,321	160,746

EBITDA from continuing operations	$(91,743)	$(47,757)	$(398,192)	$(358,309)

	Three months ended January 31,		Nine months ended January 31,
Supplemental Information	2019	2018	2019	2018

Stock-based compensation expense:
Pretax	$6,170	$5,438	$18,009	$17,065
After-tax	4,440	8,228	13,429	15,753
Amortization of intangible assets:
Pretax	$18,737	$20,792	$54,461	$59,465
After-tax	13,487	29,863	40,612	54,892

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We may consider whether significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA from continuing operations, EBITDA margin from continuing operations, and free cash flow. We also use EBITDA from continuing operations and pretax income from continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.